UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2016 (August 26, 2016)

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)  Compensatory Arrangements of Certain Officers
On August 27, 2016, the independent directors of the Board of Directors (the “Board”) of Harris Corporation (“Harris” or the “Company”) approved certain compensation actions with respect to William M. Brown, the Company’s Chairman, President and Chief Executive Officer. On August 26, 2016, the Management Development and Compensation Committee of the Board (the “Compensation Committee”) approved certain compensation actions with respect to the Company’s other “named executive officers” (pursuant to Instruction 4 to Item 5.02 of Form 8‑K, those executive officers included in the Summary Compensation Table in the Proxy Statement for the Company’s 2015 Annual Meeting of Shareholders). The approved compensation actions included payouts as described below under both the cash-based Harris Corporation Annual Incentive Plan (the “Annual Incentive Plan”) and the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010) (the “Equity Incentive Plan”), the terms of which plans have been previously disclosed.
(i)  Fiscal 2016 Cash Payouts Under the Annual Incentive Plan:
Cash payouts under the Annual Incentive Plan in respect of fiscal 2016 were approved based on the extent of achievement of fiscal 2016 targets for financial performance measures and of other individual performance objectives established early in fiscal 2016 for the named executive officers then employed with the Company. The pre-established financial performance measures were Company consolidated operating income, free cash flow (defined as cash flow from operations less net capital expenditures) and revenue, weighted 40%, 40% and 20%, respectively. Approved payouts were as follows: William M. Brown — $2,000,000; Sheldon J. Fox — $375,000; Scott T. Mikuen — $340,000; Robert L. Duffy — $325,000; and Miguel A. Lopez — $253,800 (reflecting that under the terms of the separation agreement with Mr. Lopez, former Senior Vice President and Chief Financial Officer, his payout would equal his fiscal 2016 target, pro-rated for the portion of fiscal 2016 that he was employed by the Company).
(ii)  Fiscal 2016 Performance Share Unit Award Payouts Under the Equity Incentive Plan:
Performance share unit award payouts under the Equity Incentive Plan in respect of the fiscal 2014-2016 three-year performance period were approved based on the extent of achievement of performance period targets for financial performance measures established early in fiscal 2014 (as adjusted for the Company’s acquisition of Exelis Inc.) for the named executive officers then employed with the Company. The pre-established financial performance measures were the Company’s three-year cumulative operating income for the performance period and average annual return on invested capital (“ROIC”) for each fiscal year of the performance period, weighted equally, subject to possible adjustment upward or downward by as much as 33% based on the Company’s quintile ranking for total shareholder return performance over the performance period compared with companies in the Standard & Poor’s 500. Approved payouts were as follows: William M. Brown — 58,302 shares; Sheldon J. Fox — 16,826 shares; Scott T. Mikuen — 13,136 shares; and Robert L. Duffy — 13,136 shares.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
Date: September 1, 2016	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
		Title:	Senior Vice President, General Counsel and Secretary